[GRAPHIC OMITED]             PAN ASIA MINING CORP.


                                                                  March 24, 2002


                                LETTER AGREEMENT


We hereby agree that the due date for the balance of the cash contribution, being approximately US$1,500,000 as required by the Joint Venture Agreement dated February 3, 1994 between China Non-Metal Mine Enterprise Group 701 Mine ("Group 701") and VVS1 Limited ("VVS1"), a wholly owned subsidiary of Pan Asia Mining Corp., will be extended until such time that the Joint Venture Board meet again sometime in May 2002 or such other time as mutually agreed upon. We further confirm our mutual understanding as follows:

(a) the Non-Complying Event does not constitute an Event of Default under the above Joint Venture Agreement;
(b) neither Group 701 nor VVS1 is in breach of their obligations under the Joint Venture Agreement and the Joint Venture Agreement is in good standing and is in full force and effect as of the date hereof.
(c) Group 701 and VVS1 have and will continue to take all reasonable steps to cause their respective members of the Board of the Joint Venture Company to consider and make determinations of the following matters;
(d) any steps which may be reasonably necessary to ensure the unfulfilled Non-Complying Event is fulfilled as soon as practicable;
(e) establish a budget and an investment schedule, including amounts and the time by which capital contributions to the Joint Venture Company will be required;
(f) any other matters respecting the affairs of the Joint Venture Company which the Board may consider necessary and appropriate.
(g) VVS1 is hereby authorized to deliver a copy of this letter to its auditors, its legal counsel, the Canadian Venture Exchange, existing or potential investors in Pan Asia Mining Corp. or other parties requiring confirmation of the matters deal with herein.

To indicate your acceptance of the foregoing, execute and return a copy of this letter to us via telefax. This Confirmation Letter may be executed in counterparts.


"Zhang  Yulin"
--------------------------
Zhang Yulin
China Non-Metal Mine Enterprise Group 701 Mine
Shandong Province, People's Republic of China



"James  Poe"
--------------------------
James Poe
Chairman and CEO
Pan Asia Mining Corp.



         SUITE 900 - 580 HORNBY STREET, VANCOUVER, B.C., CANADA, V6C 3B6
 TELEPHONE: (604) 608 - 6686 / TOLL FREE: 1-888-328-8833 / FAX: (604) 608 - 6687
        Email:panasiamining@attcanada.net   Website:www.panasiagroup.com
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